[EXECUTION COPY]

FIRST AMENDMENT TO LOAN AGREEMENT AND CONSENT

This First Amendment to Loan Agreement and Consent (this "First Amendment") is entered into as of the 14th day of July, 2004, by and among **THREE D OIL CO. OF KILGORE, INC.**, a Texas corporation ("Borrower"), **UNITED FUEL & ENERGY CORPORATION**, a Texas corporation ("United" or a "Guarantor"), **THOMAS E. KELLY**, an individual residing in Midland County, Texas ("Kelly" or a "Guarantor") (United and Kelly are collectively referred to herein as "Guarantors"), and **FIRST AMERICAN BANK, SSB**, a state savings bank ("Lender").

RECITALS:

A. Borrower, Guarantors and Lender entered into that certain Amended and Restated Loan Agreement dated October 10, 2003 (the "Loan Agreement").

B. Pursuant to the terms of the Loan Agreement, Borrower executed that certain Term Note dated October 10, 2003, in the original principal amount of $1,500,000, payable to the order of Lender (the "Term Note").

C. Borrower and Guarantors have requested that Lender consent to a series of proposed transactions whereby (i) Kelly and/or United will acquire all of NewCorp Resources Electric Cooperative, Inc.'s and Richard C. Skillern's ownership interests in United, (ii) Kelly and/or United will transfer 10% of the ownership interests in United to Scott Heller ("Heller") (with the result of (i) and (ii) above being that United becomes owned 90% by Kelly and 10% by Heller), (iii) the Articles of Incorporation of United are amended to authorize the issuance of 11,000,000 shares of common stock and 2,000,000 shares of preferred stock, and (iv) Kelly is elected as Chairman of the Board of Directors of Borrower, United and Eddins-Walcher and Scott Heller is elected as Chief Executive Officer and President of Borrower, United and Eddins-Walcher, in each case, in lieu of the offices currently held by Kelly and Heller in such entities (collectively, the "Transactions"), solely to the extent the Transactions deviate from the provisions of the Loan Agreement and the other Loan Papers.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, it is hereby agreed between Lender, Borrower and Guarantors as follows:

Agreement

1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2. Waiver and Consent. Pursuant to the request of Borrower and Guarantors, and subject to the other terms and provisions of this First Amendment, Lender hereby consents to the Transactions and hereby waives such provisions of the Loan Agreement and the other Loan Papers that would otherwise prohibit the Transactions.

Notwithstanding the consent of Lender to the Transactions described above, the waiver and consent of Lender herein shall be ineffectual and of no force and effect to the extent that (a) there are any material changes, alterations or additions in or to the terms of the Transactions as described herein and which changes, alterations or additions are not disclosed to and approved by Lender prior to the effectiveness of such changes, alterations or additions, or (b) there was omitted herein or incorrectly described a material term, provision or element of the Transactions necessary in order to make the descriptions of the Transactions not materially misleading to Lender.

3. Amendments to Loan Agreement.

(a) Section 5.16 of the Loan Agreement is hereby amended in its entirety to read as follows:

> Ownership of United and Borrower. As of July 14, 2004, the capitalization of United consists of 1,000 shares of common stock, of which 1,000 shares of common stock are issued and outstanding, with 580 shares being owned by Kelly and 420 shares being owned by Richard C. Skillern. The capitalization of Borrower consists of 100,000 shares of common stock, of which 550 shares are issued and outstanding, with all of such shares being owned by United. There exists no option, warrant, contract or other agreement pursuant to which Borrower is or may be obligated to issue additional shares of its capital stock.

(b) Section 8.1(o) of the Loan Agreement is hereby amended in its entirety to read as follows:

> (o) Kelly shall for any reason cease to be the Chairman of the Board of Directors of United, Borrower and Eddins-Walcher or Scott Heller shall for any reason cease to be the Chief Executive Officer and President of United, Borrower and Eddins-Walcher; and 60 days shall have elapsed during which time no replacement satisfactory to Lender shall have been appointed; or

4. Conditions Precedent. The effectiveness of this First Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Borrower and Guarantors shall have executed and delivered to Lender this First Amendment and all other required documents, all in form and substance satisfactory to Lender;

(b) the Transactions shall have been consummated and Lender shall have received duly executed copies of the documents evidencing the consummation of the Transactions;

(c) CIT shall have consented to the Transactions, to the extent such consent is required under the CIT Financing Agreement; and

(d) The Boards of Directors of Borrower and United shall have approved the execution, delivery and performance of this First Amendment and all other required documents by resolutions satisfactory to Lender and its counsel, and appropriate certificates as to such actions, showing the parties authorized to execute the same and all items required herein, shall have been delivered to Lender.

5. Representations. As an inducement to Lender to enter into this First Amendment, Borrower and Guarantors jointly and severally represent and warrant to Lender that (i) the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, (ii) neither Borrower nor Guarantors have breached any of the covenants contained in the Loan Agreement or the other Loan Papers (except as may have been waived in writing by Lender), and (iii) no Event of Default now exists, nor does there exist any condition or event which, with notice and/or lapse of time, would constitute an Event of Default.

6. No Waiver. Except as specifically provided herein, neither the execution by Lender of this First Amendment nor anything contained herein shall in anywise be construed or operate as a waiver by Lender of any Event of Default (whether now existing or that may occur hereafter) or any of Lender's rights under the Loan Agreement, as hereby amended, or under any of the other Loan Papers.

7. Ratification. Except as provided herein, all terms and provisions of the Loan Agreement shall remain unchanged. Borrower and Guarantors hereby ratify, affirm and reaffirm all of the terms and provisions of the Loan Agreement as amended hereby, of the Term Note and of the other Loan Papers.

8. Final Agreement. THIS WRITTEN AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9. Counterparts. This First Amendment may be executed in any number of separate counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

EXECUTED effective as of the date first above written.

BORROWERS: THREE D OIL CO. OF KILGORE, INC.

By: ____________________
Thomas E. Kelly
Chairman of the Board

GUARANTORS:

____
THOMAS E. KELLY

UNITED FUEL & ENERGY CORPORATION

By: ____________________
Thomas E. Kelly
Chairman of the Board

LENDER: FIRST AMERICAN BANK, SSB

By: ____________________
Name: Frank K. Stowers
Title: Executive Vice President